Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New York Municipal Value Fund 2
811-22271


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014, subsequently adjourned to August 15, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.

Voting results are as follows:

<c>Common shares

To approve a new investment management
agreement

   For
                       952,039
   Against
                         52,576
   Abstain
                         47,511
   Broker Non-Votes
                       359,009
      Total
                    1,411,135


To approve a new sub-advisory agreement.


   For
                       951,631
   Against
                         54,940
   Abstain
                         45,555
   Broker Non-Votes
                       359,009
      Total
                    1,411,135



Proxy materials are herein
incorporated by reference to the
SEC filing on June 16, 2014,
under Conformed Submission
Type DEF14A, accession
number 0001193125-14-236565.